EXHIBIT 99.1

May 31, 2022

First Horizon Corporation Shareholders Approve Transaction
with The Toronto-Dominion Bank

MEMPHIS, TN (May 31, 2022) – First Horizon Corporation (NYSE: FHN or "First Horizon") today announced that it has received shareholder approval for The Toronto-Dominion Bank ("TD") to acquire First Horizon. The transaction is expected to close in the first quarter of TD’s 2023 fiscal year subject to U.S. and Canadian regulatory approvals and the completion of other necessary closing conditions.

"Approval of the transaction demonstrates the confidence our shareholders have in the financial and strategic benefits of the transaction and the value it provides our associates, clients and communities," said President and Chief Executive Officer Bryan Jordan. "Following the completion of the transaction, the combined organization will have immediate scale benefits and be well positioned to create extraordinary value with a shared customer-centric strategy and broader client capabilities."

Forward-Looking Statements
This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to First Horizon's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words "believe," "expect," "anticipate," "intend," "target," "plan," "estimate," "should," "likely," "will," "going forward" and other expressions that indicate future events and trends identify forward-looking statements.
Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Horizon, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in First Horizon's reports filed with the SEC as well as the following factors, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Horizon and TD; the outcome of any legal proceedings that may be instituted against First Horizon or TD, including litigation that has been or may be instituted against First Horizon or its directors or officers related to the proposed transaction or the definitive merger agreement between First Horizon and TD related to the proposed transaction; the timing and completion of the transaction, including the possibility that the proposed transaction will not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; interloper risk; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of First Horizon; certain restrictions during the pendency of the merger that may impact First Horizon's ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; reputational risk and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; First Horizon's success in executing its business plans and strategies and managing the risks involved in the foregoing; currency and interest rate fluctuations; exchange rates; success of hedging activities; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; general competitive, economic, political and market conditions; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; other actions of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Tennessee Department of Financial Institutions and other regulators, legislative and regulatory actions and reforms; the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains; and other factors that may affect future results of First Horizon.
We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in First Horizon's Annual Report on Form 10-K for the year ended December 31, 2021, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the "Investor Relations" section of First Horizon's website, http://www.firsthorizon.com, under the heading "SEC Filings" and in other documents First Horizon files with the SEC.

First Horizon Corp. (NYSE: FHN), with $88.7 billion in assets as of March 31, 2022, is a leading regional financial services company, dedicated to helping our clients, communities and associates unlock their full potential with capital and counsel. Headquartered in Memphis, TN, the banking subsidiary First Horizon Bank operates in 12 states across the southern U.S. The Company and its subsidiaries offer commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, capital markets, fixed income, mortgage, and title insurance services. First Horizon has been recognized as one of the nation's best employers by Fortune and Forbes magazines and a Top 10 Most Reputable U.S. Bank. More information is available at www.FirstHorizon.com.

Contact:     Investor Relations, Ellen Taylor (901) 523-4450
Media Relations, Beth Ardoin (337) 278-6868